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                                                                    EXHIBIT 99.3

                               APOLLO GROUP, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.    PURPOSE

      The purpose of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's accounting and financial reporting processes, audit process, systems of internal control over financial reporting, compliance with laws and regulations, and Code of Ethical Conduct. The Committee will maintain effective working relationships with management, the Company's internal audit department and the Company's outside auditors and will promote continuous improvement in the Company's accounting and financial reporting policies and procedures at all levels. The preparation of financial statements and disclosures and the planning and conduct of audits are the responsibility of Apollo management and its independent auditor.

II.   AUTHORITY

      The Committee may conduct or authorize investigations into any matters within its scope of responsibility and to seek any information it requires from employees or external parties. The Committee has the authority to appoint and obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to fully execute its duties and responsibilities. The Company shall provide appropriate funding, as determined by the Committee, for compensation to the outside auditor and to any advisers that the Committee chooses to engage. The Committee may form and delegate authority to subcommittees when appropriate.

III.  COMPOSITION AND MEMBER QUALIFICATIONS

      The members of the Audit Committee shall be appointed and may be replaced by the Board of Directors. The members of the Audit Committee shall meet the applicable requirements of the NASDAQ Exchange and SEC mandates. The requirements shall be reviewed annually to assure compliance.

IV.   MEETINGS

      The Committee will meet at least four times a year, or more frequently as circumstances dictate. The Committee will meet regularly with management, the director of the internal audit department and the Company's outside auditors in separate executive sessions to discuss any matters that the Committee deems appropriate. Minutes of each Committee meeting will be kept, and the Committee's Chairman will provide periodic reports on its activities to the Board of Directors.

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V.    CHARTER

      The Committee will review this charter on a periodic basis, at least annually, and revise it as necessary.

VI.   RESPONSIBILITIES

      The Committee's primary responsibilities are summarized below:

      Financial Statements

      - The Committee will review significant accounting and reporting issues and understand their impact on the Company's financial statements, including complex or unusual transactions and highly judgmental areas, major issues regarding accounting principles and financial statement presentations, the effect of regulatory and accounting initiatives on the financial statements of the Company and all material written communications between the Company's auditors and management, such as any management letter or schedule of unadjusted differences.

      - The Committee will review the Company's quarterly and annual financial statements and related press releases and filings with the SEC and discuss such items with management and the Company's outside auditors prior to issuance and filing with the SEC.

      - The Committee will ensure that a public announcement of the Company's receipt of an audit opinion that contains a going concern qualification is made promptly if such situation occurs.

      - The Committee will meet with the Company's outside auditors to discuss the planned scope of their audit of the Company's annual financial statements as well as the nature of procedures to be performed in connection with their limited reviews of the Company's interim financial information.

      - The Committee will meet with the Company's outside auditors at the conclusion of their audit of the Company's annual financial statements as well as at the conclusion of their limited reviews of the Company's interim financial information to discuss the related results of such audit or limited reviews and to receive communications from the outside auditors which are required in connection with such engagements.

      - The Committee will review all significant changes in the Company's financial

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            accounting and reporting policies and judgments and discuss such changes with management and the Company's outside auditors prior to implementation.

      Title IV Programs

      - The Committee will meet with management, the internal audit director and the Company's outside auditors to discuss the Company's participation in Title IV Student Financial Assistance Programs of the Higher Education Act of 1965, as amended ("Title IV Programs").

      - The Committee will meet with the Company's outside auditors to discuss the planned scope of their attestation engagement relating to the Company's compliance with the requirements of the Title IV Programs.

      - The Committee will meet with the Company's outside auditors at the conclusion of their attestation engagement relating to the Company's compliance with the requirements of the Title IV Programs to discuss the related results including any findings noted as well as management's related corrective action plans.

      Internal Audit

      - The Committee will meet regularly with the director of the Company's internal audit department to review the department's organizational structure, staffing levels, planned activities and other related information. The Committee will also receive periodic reports from the internal audit director on the results of its activities.

      - The Committee will review hiring decisions regarding the director of internal audit.

      Internal Controls

      - The Committee will review reports prepared by management, the internal audit department and the Company's outside auditors with respect to the Company's system of internal control over financial reporting, including controls relating to the Company's information systems, and monitor the implementation of any related recommendations for improvements.

      - The Committee will review and discuss with management and the Company's outside auditors any major issues as to the adequacy of the Company's internal control over financial reporting, any special steps adopted in light of material

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            control deficiencies and the adequacy of disclosures in the
            Company's periodic SEC filings about changes in internal control over financial reporting.

      - The Committee will review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

      Income Tax Matters

      - The Committee will meet at least annually with management and the Company's tax advisors to discuss the Company's position with respect to federal, state and foreign income tax matters.

      Legal Matters

      - The Committee will meet at least annually with management and the Company's general counsel to discuss the Company's compliance with all relevant laws and regulations, including any related internal control systems to facilitate such compliance, as well as the status of any legal matters affecting the Company.

      Corporate Governance

      - The Committee will review on an ongoing basis, but no less frequently than annually, all directors' and officers' related party transactions for potential conflict of interest situations, and all such transactions shall be approved by the Committee, if appropriate, as required by Rule 4350(h) of the NASDAQ Rules.

      - The Committee will establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

      - The Committee will establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      - The Committee will obtain assurance from the Company's independent auditors; pursuant to Section 10A(b) of the Exchange Act, stating that such

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            independent auditors (i) have not detected, or become aware of, any illegal act of which the Committee is not adequately informed and
            (ii) have provided, or are not required to provide, a written report with respect to specific conclusions reached by the independent auditors in connection with any such illegal acts.

      Code  of Ethics

      -     The Committee will annually review the Company's Code of Ethical
            Conduct.

      - The Committee will receive reports from management and the director of internal audit concerning any related violations noted during the year.

      Independent Accountants

      - The Committee shall approve, in advance, the provision by the outside auditors of all audit services and permissible non-audit services (including the fees) as required by Sections 10A(h) and 10A(i) of the Exchange Act and as required by the Sarbanes-Oxley Act of 2002. If the Committee delegates the pre-approval of audit and permitted non-audit services to a subcommittee such subcommittee shall present such grants of pre-approval to the full Audit Committee at its next scheduled meeting.

      - The Committee shall have sole authority to appoint, determine funding for and oversee the work of the Company's outside audit firm, which shall be a registered public accounting firm as defined by the Sarbanes-Oxley Act of 2002, based upon the Committee's judgment of the independence of the auditors (taking into account the standards and rules established by the Public Company Accounting Oversight Board, and fees charged both for pre-approved audit and pre-approved, permissible non-audit services) and the quality of its audit work. The Committee will evaluate the performance of the Company's outside auditors on an annual basis and determine whether the outside auditors should either be retained or discharged. The outside auditors shall report directly to the Committee, and the Committee shall oversee the resolution of disagreements between management and the outside auditors in the event that they arise. The Committee will also review and approve the fees paid to the outside auditors in connection with the annual audit of the Company's financial statements as well as the limited reviews of the Company's interim financial information.

      - The Committee will review and confirm the independence of the Company's outside auditors by reviewing non-audit services provided as well as the independent accountants' assertion of their independence in accordance with

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            professional standards or other requirements. The Committee will be responsible for ensuring that it receives a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard 1. The Committee will actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Committee shall present its conclusions with respect to the independence of its outside auditors to the Board of Directors.

            The Committee shall review and evaluate the lead partner of the independent auditor team and shall ensure the rotation of the lead audit partner having primary responsibility for reviewing the audit as required by law.

      Funding

      - The Committee shall determine the amount of funding appropriate for the Committee to carry out its responsibilities and obligations as a committee of the Board of Directors, which funding the Company shall provide to the Committee, for the payment of:

            a. Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

            b. Compensation to any independent counsel or other advisors engaged by the Committee; and

            c. Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee's duties.

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